UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 9, 2009

(Date of earliest event reported)

INTUITIVE SURGICAL, INC.

(exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of Principal executive offices, including zip code)

(408) 523-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 9, 2009, Intuitive Surgical, Inc. (the “Company”) and Lonnie M. Smith entered into a second amendment (the “Amendment”) to the Employment Agreement dated February 28, 1997 (the “Agreement”). The Amendment was entered into in connection with Mr. Smith’s transition from Chief Executive Officer of the Company to Chairman and is effective as of January 1, 2010 (the “Effective Date”).

Pursuant to the terms of the Amendment, as of the Effective Date, Mr. Smith will become Chairman of the Company’s Board of Directors. Mr. Smith will receive an annual salary of $300,000 and his target bonus for fiscal year 2010 will be 40% of his annual base salary.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment effective as of January 1, 2010, to Employment Agreement between the Company and Lonnie M. Smith, dated February 28, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: November 12, 2009	By	/S/ MARSHALL L. MOHR
	Name:	Marshall L. Mohr
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment effective as of January 1, 2010, to Employment Agreement between the Company and Lonnie M. Smith, dated February 28, 1997